Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-18421-01, 333-53748-01, 333-74290-01, 333-135543-01, 333-139353-01, 333-151795-01, 333-151796-01, 333-167940, 333-182431 and 333-182432) and Form S-3 (Nos. 333-173446 and 333-174406) of Willbros Group, Inc. of our report dated February 27, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this

Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

February 27, 2014